                                                                EXHIBIT 10.(ttt)



                                                                  EXECUTION COPY



                                CREDIT AGREEMENT



                                 By and Between


                        THORATEC LABORATORIES CORPORATION

                                    Borrower,


                                       and


                               GUIDANT CORPORATION

                                     Lender,



                          Dated as of January 14, 1999


                              ---------------------



                                   $10,000,000

                                TABLE OF CONTENTS


                                                                            Page
ARTICLE 1 Definitions ...................................................      1

ARTICLE 2 Loan ..........................................................      8
 2.1 Loan ...............................................................      8
 2.2 Interest ...........................................................      8
 2.3 Payments ...........................................................      9

ARTICLE 3 Conditions Precedent ..........................................     11
 3.1 Conditions to First Disbursement ...................................     11
 3.2 Conditions to Subsequent Disbursements .............................     12
 3.3 Conditions for the Benefit of the Lender ...........................     13
 3.4 Failure of Conditions ..............................................     13

ARTICLE 4 Representations and Warranties of the Borrower ................     14
 4.1 Due Organization ...................................................     14
 4.2 Capitalization .....................................................     14
 4.3 Requisite Power ....................................................     14
 4.4 Authorization ......................................................     14
 4.5 Officer Authorization ..............................................     15
 4.6 Binding Nature .....................................................     15
 4.7 No Conflict ........................................................     15
 4.8 No Event of Default ................................................     15
 4.9 Tax Returns and Tax Matters ........................................     15
 4.10 Compliance with Laws ..............................................     16
 4.11 Full Disclosure ...................................................     16
 4.12 Title to Assets ...................................................     17
 4.13 Environmental Matters .............................................     17
 4.14 Employee Benefits .................................................     18

ARTICLE 5 Affirmative Covenants .........................................     18
 5.1 Financial Statements and Notices ...................................     18
 5.2 Access .............................................................     20
 5.3 Maintenance of Existence ...........................................     20
 5.4 Facilities .........................................................     20
 5.5 Compliance with Laws ...............................................     20
 5.6 Material Agreements ................................................     21
 5.7 Insurance ..........................................................     21

 5.8 Taxes and Other Liabilities ........................................     21
 5.9 Governmental Approvals .............................................     21

ARTICLE 6 Negative Covenants ............................................     21
 6.1 Distributions ......................................................     22
 6.2 Change of Business .................................................     22
 6.3 Liens and Encumbrances .............................................     22
 6.4 Indebtedness .......................................................     22
 6.5 Sale-Leasebacks ....................................................     23
 6.6 Transactions With Affiliates .......................................     23
 6.7 Investments ........................................................     23

ARTICLE 7 Events of Default .............................................     23
 7.1 Events of Default ..................................................     23
 7.2 Acceleration .......................................................     25

ARTICLE 8 Representations and Warranties of the Lender ..................     26
 8.1 Due Organization ...................................................     26
 8.2 Requisite Power ....................................................     26
 8.3 Authorization ......................................................     26
 8.4 Officer Authorization ..............................................     26
 8.5 Binding Nature .....................................................     26
 8.6 No Conflict ........................................................     26

ARTICLE 9 Miscellaneous .................................................     27
 9.1 Successors and Assigns and Sale of Interests .......................     27
 9.2 No Implied Waiver ..................................................     27
 9.3 Amendments and Waivers .............................................     27
 9.4 Remedies Cumulative ................................................     27
 9.5 Severability .......................................................     28
 9.6 Costs, Expenses and Attorneys' Fees ................................     28
 9.7 General Indemnification ............................................     28
 9.8 Confidentiality ....................................................     29
 9.9 Notices ............................................................     29
 9.10 Entire Agreement ..................................................     30
 9.11 Governing Law and Consent to Jurisdiction .........................     30
 9.12 Publicity .........................................................     31
 9.13 Counterparts ......................................................     31
 9.14 Headings ..........................................................     31

                             EXHIBITS AND SCHEDULES


No.                   Description
---                   -----------
Exhibit 2.1(b)        Form of Note
Exhibit 9.12          Initial Press Release of Borrower
Schedule 4.13         Environmental Disclosure

                                CREDIT AGREEMENT


        THIS CREDIT AGREEMENT (this "Agreement") is entered into as of the date on the cover of this Agreement between THORATEC LABORATORIES CORPORATION, a California corporation (the "Borrower"), and GUIDANT CORPORATION, an Indiana corporation (the "Lender").

                              W I T N E S S E T H:

        In consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

        In addition to any terms defined elsewhere in this Agreement, the following terms have the meanings indicated for purposes of this Agreement (such definitions being equally applicable to the singular and plural forms of the defined term):

        "Acceleration" means that the Loan (a) shall not have been paid at the Maturity Date, or (b) shall have become due and payable prior to its stated maturity pursuant to Section 7.2 hereof.

        "Agreement" or "Credit Agreement" means this Credit Agreement, as from time to time amended, modified or supplemented.

        "Banking Day" means a day other than a Saturday or a Sunday when commercial banks are open for business in San Francisco, California.

        "Borrower" shall have the meaning specified in the heading to this Agreement.

        "Borrower Reports" shall have the meaning set forth in Section 4.11 of this Agreement.

        "Business" means the research, development, manufacture and commercialization of medical devices and related products for circulatory support and vascular graft and other cardiovascular applications.

        "Cash Equivalents" means the net current cash value of (a) obligations issued or guaranteed by the United States of America; (b) certificates of deposit, bankers' acceptances and other money market instruments issued by any Permissible Bank; (c) open


THE SYMBOL `[***]' IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION market commercial paper bearing the highest credit rating issued by Standard & Poor's Corp. or by another nationally recognized credit rating firm; (d) repurchase agreements entered into with any Permissible Bank; and (e) shares of money market funds, each having net assets of not less than $500,000,000.

        "Cash Interest Payment Date" shall mean the earlier of the date that is twenty four (24) months after the First Disbursement Date (but in no event later than the Maturity Date) or a date which is the last day of a calendar quarter and is designated in a written notice from the Borrower to the Lender which notice is received at least five (5) Banking Days prior to such date.

        "Change of Control" means the occurrence of any of the following events:
(a) the Borrower is merged or consolidated with or into another corporation with the effect that the common stockholders of the Borrower immediately prior to such merger or consolidation hold less than fifty percent (50%) of the ordinary voting power of the outstanding securities of the surviving corporation of such merger or the corporation resulting from such consolidation; (b) a change in the composition of the board of directors of the Borrower after the date hereof as a result of which fewer than a majority of the incumbent directors are directors who either (i) had been directors of the Borrower 12 months prior to such change, or (ii) were elected, or nominated for election, to the board of directors with the affirmative votes of a majority of the directors who had been directors of the Borrower 12 months prior to such change and who were still in office at the time of the election or nomination; or (c) a Person or group (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934) of Persons shall, as a result of a tender or exchange offer, open market purchases, merger, privately negotiated purchases or otherwise, have become, directly or indirectly, the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of securities having twenty percent (20%) or more of the ordinary voting power of then outstanding securities of Borrower.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Confidentiality Agreement" means that certain Confidentiality Agreement, dated as of November 19, 1997, as amended May 4, 1998, by and between the Lender and the Borrower.

        "Disbursement Date" means any date after the First Disbursement Date but prior to December 31, 2000 on which a disbursement of the Loan is made. Each Disbursement Date shall be on the date designated in a written notice from the Borrower to the Lender (which date shall be not less than five (5) Banking Days after receipt by the Lender of such notice); provided, however, that (a) the Lender shall not be required to make any disbursement if the conditions thereto are not satisfied, and (b) the Lender shall in no event be required to make any disbursement after December 31, 2000.

THE SYMBOL `[***]' IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION

        "Dollars" and "$" mean United States Dollars.

        "Effective Date" means the date of this Agreement.

        "Environmental Claim" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief.

        "Environmental Laws" means any Governmental Requirement pertaining to land use, air, soil, surface water, groundwater (including the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety or any other environmental matter; including without limitation, the following laws as the same may be amended from time to time:

        (1)    Clean Air Act (42 U.S.C. Section 7401, et seq.);

        (2)    Clean Water Act (33 U.S.C. Section 1251, et seq.);

        (3) Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.);

        (4) Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.);

        (5)    Safe Drinking Water Act (42 U.S.C. Section 300f, et seq.);

        (6)    Toxic Substances Control Act (15 U.S.C. Section 2601, et seq.);

        (7)    Rivers and Harbors Act (33 U.S.C. Section 401, et seq.);

        (8)    Endangered Species Act (16 U.S.C. Section 1531, et seq.);

        (9) Occupational Safety and Health Act (29 U.S.C. Section 651, et seq.).

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "Event of Default" shall have the meaning set forth in Article 7 hereof.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

THE SYMBOL `[***]' IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION

        "First Disbursement Date" means the date on which the first disbursement of the Loan occurs. The First Disbursement Date shall be on the date designated in a written notice from the Borrower to the Lender (which date shall be not less than five (5) Banking Days after receipt by the Lender of such notice); provided, however, that (a) the Lender shall not be required to make any disbursement if the conditions thereto are not satisfied, and (b) the Lender shall in no event be required to make any disbursement after December 31, 2000.

        "Fully Diluted Common Equity" means the number of shares of the Borrower's common stock that would be outstanding assuming the exercise or conversion of all outstanding options, warrants, convertible securities and any other rights to acquire common stock.

        "GAAP" means generally accepted accounting principles set forth in the pronouncements of the Financial Accounting Standards Board or in such other statements, opinions or interpretive releases by such other entities as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, applied on a consistent basis. Each accounting term not defined herein and each accounting term partly defined herein to the extent not defined shall have the meaning given to it under GAAP.

        "Governmental Approvals" means any consent, right, exemption, concession, permit, license, authorization, certificate, order, franchise, determination or approval of any federal, state, provincial, municipal or governmental department, commission, board, bureau, agency or instrumentality required for the ownership of, or activities of the Borrower or any other Person in connection with the business, assets or properties of the Borrower.

        "Governmental Authority" means any nation or government, any state, province or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Governmental Requirements" means all legal requirements in effect from time to time including all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, certificates, orders, franchises, determinations, approvals, notices, demand letters, directions and requirements of all Governmental Authorities, departments, commissions, boards, courts, authorities, agencies, officials and officers, and all instruments of record, foreseen or unforeseen, ordinary or extraordinary, including but not limited to any change in any law, regulation or the interpretation thereof by any foreign or domestic Governmental Authority (whether or not having the force of law), relating now or at any time heretofore or hereafter to the business or operations of the Borrower or to any of the property owned, leased or used by

THE SYMBOL `[***]' IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION the Borrower, including, without limitation, the development, design, construction, acquisition, start-up, ownership and operation and maintenance of property.

        "Hazardous Substance" means any pollutant, contaminant, toxic or hazardous substance, material, constituent or waste as such terms are defined in or pursuant to any Environmental Law.

        "Incipient Default" shall have the meaning set forth in Section 3.1(c) hereof.

        "Indebtedness" means (a) any obligation for borrowed money; (b) any obligation evidenced by bonds, debentures, notes or other similar instruments;
(c) any obligation to pay the deferred purchase price of property or for services (other than in the ordinary course of business); (d) any capitalized lease obligation; (e) any obligation or liability secured by a lien on any asset of the Borrower, whether or not such obligation or liability is assumed; and (f) any other long-term obligation or liability which is required by GAAP to be shown as part of the liabilities on a balance sheet; provided, however, that Indebtedness shall not mean obligations incurred in connection with (x) the acquisition of equipment which is less than or equal to two million dollars ($2,000,000) in the aggregate at any time outstanding or (y) any judgment, order or decree that does not constitute an Event of Default pursuant to Section 7.1(e) hereof.

        "Insolvency Proceeding" means (a) any voluntary or involuntary case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors; and (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement.

        "Investment" as applied to any party, means any direct or indirect ownership or purchase or other acquisition by that party of any capital stock, equity interest, obligations or other securities, or a beneficial interest in any capital stock, equity interest, obligations, or other securities, or all or substantially all assets used to conduct a business or a line of business, or any direct or indirect loan, or capital contribution by that party to any other party, or any joint venture or other arrangement involving the sharing of profits or losses from joint business activities.

        "Lender" shall have the meaning specified in the heading of this Agreement.

        "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital

THE SYMBOL `[***]' IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION lease obligation, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing; provided, however, that Lien shall not mean liens created in connection with the acquisition of equipment which secure obligations less than or equal to two million dollars ($2,000,000) in the aggregate at any time outstanding.

        "Loan" shall have the meaning set forth in Section 2.1(a) hereof.

        "Loan Documents" means this Agreement and the Note and all agreements, instruments and documents (including, without limitation, if any, security agreements, loan agreements, notes, fee agreements, guaranties, mortgages, deeds of trust, subordination agreements, pledges, assignments of intellectual property, powers of attorney, consents, assignments, contracts, notices, leases, financing statements, letter of credit applications, reimbursement agreements, certificates, statements, reports and notices and all other writings) heretofore, now or hereafter executed by, on behalf of or for the benefit of the Borrower and delivered to the Lender pursuant to or in connection with this Agreement or the transactions contemplated hereby, together with all amendments, modifications and supplements thereto.

        "Material Adverse Change" means a material adverse change in the business, assets, operations, or financial condition of the Borrower and its subsidiaries considered as a whole.

        "Material Adverse Effect" means a material adverse effect on the business, assets, operations, or financial condition of the Borrower and its subsidiaries considered as a whole.

        "Maturity" means the date on which the Loan or any portion thereof becomes due and payable whether as stated, by virtue of mandatory prepayment, by acceleration or otherwise.

        "Maturity Date" means the date that is four years from the Effective
Date.

        "Note" has the meaning specified in Section 2.1(b).

        "Obligations" means all loans, advances, debts, liabilities, obligations, covenants and duties owing, to the Lender by the Borrower of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under any Loan Document, whether or not for the payment of money, arising by reason of an extension of credit, absolute or contingent, due or to become due, now existing or hereafter arising,

THE SYMBOL `[***]' IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION including all principal, interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to the Borrower under this Agreement or any other Loan Document.

        "Permissible Bank" means any bank or trust company organized under the laws of the United States of America or any state thereof and having capital and surplus of an aggregate amount not less than $500,000,000.

        "Permitted Encumbrances" means: (a) liens arising in connection with worker's compensation and unemployment insurance; (b) any lien existing or arising by operation of law in the ordinary course of business, such as a banker's lien or similar right of offset; (c) liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; (d) liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default hereunder; (e) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title or similar encumbrances affecting real property not interfering in any material respect with the ordinary conduct of business; (f) liens in favor of customs and revenue authorities arising in the ordinary course of business; (g) liens (including a lien consisting of the rights of a lessor under a sale-leaseback transaction) created in connection with the acquisition of equipment, which liens secure obligations not in excess of two million dollars ($2,000,000) in the aggregate at any time outstanding; and (h) liens securing Indebtedness not in excess of one million two hundred thousand dollars ($1,200,000) in the aggregate at any time outstanding.

        "Person" means any individual, corporation, partnership, trust, association or other entity or organization, including any government, political subdivision, agency or instrumentality thereof.

        "Prepayment Fee" means a fee owing from the Borrower to the Lender upon exercise of the Borrower's right to pay principal and interest prior to Maturity under Section 2.3(c), or obligation to pay principal and interest prior to Maturity under Section 2.3(d), or on a Change of Control as described in Section 2.3(f), based on a percentage of the amount prepaid. The initial Prepayment Fee shall be [***] of the prepaid principal and such fee shall decrease by [***] each year on the anniversary of the Effective Date until the third anniversary, whereupon the Prepayment Fee shall be [***]. Notwithstanding the foregoing, the Prepayment Fee shall be [***] of the outstanding principal amount of the Loan if the Borrower's obligation to pay the Prepayment Fee occurs as a result of a Change of Control.

        "SEC" means the United States Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

THE SYMBOL `[***]' IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION

                                    ARTICLE 2

                                      LOAN

        2.1    Loan.

               (a) Loan. Subject to all of the terms and conditions of this Agreement, Lender agrees to make a loan (the "Loan") to the Borrower in the amount of ten million dollars ($10,000,000) to be governed by the terms and conditions of, and repaid in accordance with, this Agreement. The Borrower shall provide the Lender with at least five (5) Banking Days' written notice of a requested disbursement. Disbursement amounts shall be a minimum of five hundred thousand dollars ($500,000) and shall be in multiples of one hundred thousand dollars ($100,000) in excess thereof. Subject to the satisfaction of applicable conditions set forth in Article 3 hereof, the Loan shall be disbursed to the Borrower as follows: up to three million dollars ($3,000,000) shall be disbursed on the First Disbursement Date and any subsequent Disbursement Date. In no event shall the Lender be obligated to disburse to the Borrower more than three million dollars ($3,000,000) in any calendar quarter or more than ten million dollars ($10,000,000) in total. In addition, no more than two Disbursement Dates shall occur in any calendar quarter. The Borrower shall use the proceeds of the Loan solely for the general corporate purposes of the Business. Amounts prepaid in respect of the Loan (whether repaid when due or prepaid) may not be reborrowed.

               (b) Note. The Borrower's obligation to the Lender to repay the Loan shall be evidenced by a promissory note of the Borrower (the "Note") in the form attached hereto as Exhibit 2.1(b).

               (c) Disbursement. Upon the prior or contemporaneous satisfaction of all the applicable conditions precedent set forth in Article 3 hereof, or waiver by the Lender of any conditions not so satisfied, the Lender shall disburse the proceeds of each disbursement of the Loan to the Borrower (or to such other Person as the Borrower may designate in writing) by wire transfer of immediately available funds to such bank account as is specified in writing by Borrower to Lender.

        2.2    Interest.

               (a) Interest. The outstanding principal amount of the Loan shall bear interest at a rate per annum initially equal to [***]. Unless the Borrower gives the Lender notice to cause the occurrence of the Cash Interest Payment Date (in which event interest hereunder shall be fixed at the rate of interest in effect on the Cash Interest Payment Date), such rate of interest shall increase by [***] basis points) on the first day of the first calendar quarter following the First Disbursement Date and thereafter on the first day of

THE SYMBOL `[***]' IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION each calendar quarter; provided, however, that (except upon the occurrence and during the continuation of an Incipient Default or an Event of Default) the rate of interest hereunder shall not exceed [***] per annum. Upon the occurrence and during the continuation of an Incipient Default or an Event of Default, the outstanding principal amount of the Loan shall, to the extent permitted by applicable law, bear interest at a rate equal to the applicable rate provided above plus [***] per annum. Interest shall be payable as set forth in Section 2.3(a) below.

               (b) Computation of Interest. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

        2.3    Payments.

               (a) Interest Payments. Prior to the Cash Interest Payment Date, interest accrued in respect of the Loan shall be added to the outstanding principal amount thereof as of the last day of each calendar quarter. The Lender and the Borrower acknowledge that the outstanding principal amount of the Loan may thereby exceed ten million dollars ($10,000,000) by an amount equal to the aggregate amount of accrued interest that is added to outstanding principal. On the Cash Interest Payment Date and on the last day of each calendar quarter after the Cash Interest Payment Date until the Maturity Date, and on the Maturity Date, the Borrower shall pay the Lender all interest then accrued and unpaid. Amounts added to principal pursuant to the first sentence of this Section shall be treated as principal rather than interest and shall not be due and payable by the Borrower on the Cash Interest Payment Date.

               (b) Loan Payment. The Borrower shall repay the entire outstanding principal amount of the Loan in full on the Maturity Date.

               (c) Optional Prepayment. Upon not less than five (5) Banking Days' prior written notice to the Lender, the Borrower may at any time prepay the entire outstanding principal amount of the Loan or any portion thereof; provided that (i) all accrued and unpaid interest on the amount so prepaid shall be paid in full, (ii) the Borrower shall also pay to the Lender on the date the Prepayment Fee, and (iii) in the case of a prepayment of less than the entire outstanding principal amount of the Loan, the principal amount outstanding after such prepayment shall be an integral multiple of one hundred thousand dollars ($100,000). The Lender shall not be obligated to make any further disbursements under this Agreement with respect to any amounts prepaid. If the Borrower gives the Lender notice of the Borrowers intent to repay the outstanding principal balance of the Loan in full, the Lender shall not be obligated to make any further disbursements under this Agreement.

THE SYMBOL `[***]' IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION

               (d) Prepayment for Sale of Assets. The Borrower shall repay the outstanding principal amount of the Loan in its entirety, plus all interest accrued and unpaid to the date of prepayment, plus the Prepayment Fee, immediately upon the occurrence of a sale, lease, exchange or transfer of all or substantially all of the assets of the Borrower, and in such event the Lender shall have no further obligation to make any further disbursements under this Agreement.

               (e) Prepayment for Sale of Securities. In the event of a sale, exchange, transfer or other issuance by the Borrower of any of its securities or any rights to purchase or otherwise acquire any of its securities (except for the issuance or sale to officers, directors and employees of and consultants to Borrower for the primary purpose of retaining the services of such persons pursuant to option plans approved by the Borrower's shareholders) or a sale, exchange, transfer or other issuance by the Borrower or any of its subsidiaries of any securities or rights to purchase or otherwise acquire securities of any subsidiary of the Borrower, the Borrower shall immediately upon the occurrence of any of such events repay to the Lender the entire net proceeds thereof, up to the entire amount of the Obligations.

               (f) Change of Control-Repayment. Upon the occurrence of a Change of Control, the Borrower shall immediately notify the Lender in writing of such occurrence and offer to pay to the Lender the outstanding principal amount of the Loan, plus all interest accrued and unpaid to date, plus the Prepayment Fee. The Lender shall have the option of requiring the Borrower to repay the Loan in accordance with this Section 2.3(f) by giving the Borrower written notice to such effect. The Borrower shall repay such amounts within ten (10) days after the Lender's notice.

               (g) Payments by the Borrower. All payments (including prepayments) to be made by the Borrower on account of Principal and interest shall be made without set-off or counterclaim and shall be made to the Lender by wire transfer in dollars and in immediately available funds to Lender's Account No. 102-7141, at Mellon Bank, located in Pittsburgh, Pennsylvania, A.B.A. No. 0430-0026-1 or such other location as the Lender may designate in writing to the Borrower from time to time, such payments to be made no later than 12:00 noon (Eastern Standard Time) on the Banking Day on which payment is due. Any payment which is received by the Lender later than 12:00 noon (Eastern Standard Time) shall be deemed to have been received on the immediately succeeding Banking Day. Whenever any payment hereunder shall be stated to be due on a day other than a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest.



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               (h) Offset. In addition to and not in limitation of all rights of offset that the Lender may have under applicable law, Lender, upon the occurrence and during the continuance of an Acceleration, shall have the right to appropriate and apply to the payment of all Obligations any and all amounts that Lender may owe Borrower for any reason. Lender agrees promptly to notify the Borrower after any such offset and application; provided, however, that the failure to give such notice shall not affect the validity of such offset and application. The rights of Lender under this Section 2.3(h) are in addition to the other rights and remedies which the Lender may have.


                                    ARTICLE 3

                              CONDITIONS PRECEDENT

               3.1    Conditions to First Disbursement.

        The obligation of the Lender to make the first disbursement of the Loan shall be subject to the prior or contemporaneous satisfaction of each of the following conditions:

               (a) Delivery of Documents. The Note shall have been duly executed and delivered to the Lender on the First Disbursement Date;

               (b) Reports, Certificates and Other Information. The Lender have received the following, dated and in full force and effect on the First Disbursement Date:

                      (i) a certificate of the Secretary or an Assistant Secretary of the Borrower as to authorization of the execution, delivery and performance of this Agreement and all of the other Loan Documents by the Borrower;

                      (ii) a certificate, signed by an authorized officer of the Borrower, stating (A) that the representations and warranties contained in
Article 4 hereof are then accurate and complete in all material respects (except with respect to any representation or warranty which is already qualified by a materiality standard in which case such representation or warranty shall be accurate and complete in all respects) as though made on and as of such date and
(B) that there has then occurred no Event of Default or Incipient Default which is continuing; and

                      (iii) such other instruments or documents as the Lender may reasonably request relating to the existence and good standing of the Borrower or to the corporate authorization by the Borrower for execution, delivery and performance of this Agreement or any of the other Loan Documents.



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               (c) No Existing Default. No Event of Default or event which, upon the lapse of time or the giving of notice or both, would constitute an Event of Default (an "Incipient Default") shall exist on the First Disbursement Date or after giving effect to the transactions contemplated to take place hereunder on such date;

               (d) Representations and Warranties Correct. The representations and warranties set forth in Article 4 hereof shall be true and correct in all material respects (except with respect to any representation or warranty which is already qualified by a materiality standard in which case such representation or warranty shall be true and correct in all respects) on and as of the First Disbursement Date, and after giving effect to the transactions contemplated to occur on such date;

               (e) Cash Balances. The Lender shall have received a certificate of the Chief Financial Officer of the Borrower in form and substance satisfactory to the Lender stating that as of the close of the second Banking Day prior to the First Disbursement Date, the aggregate amount of cash and Cash Equivalents of the Borrower and its subsidiaries on a consolidated basis does not exceed $10,000,000;

               (f) Legal Opinion. The Lender shall have received an opinion of counsel to the Borrower, in form and substance satisfactory to the Lender and its counsel, as to the enforceability of this Agreement and the other Loan Documents and as to such other matters as the Lender and its counsel may reasonably request; and

               (g) Other Documents. The Lender shall have received any other document, instrument, undertaking or certificate stated in any of the Loan Documents to be delivered on the First Disbursement Date or as the Lender may reasonably request.

        3.2    Conditions to Subsequent Disbursements.

     The obligation of the Lender to make each disbursement of the Loan after the first disbursement thereof shall be subject to the prior or contemporaneous satisfaction of each of the following conditions:

               (a) First Disbursement. The first disbursement of the loan shall have occurred.

               (b) Reports, Certificates and Other Information. The Lender shall have received the following, dated and in full force and effect on the respective Disbursement Date:

                      (i) a certificate, signed by an authorized officer of the Borrower, stating (A) that the representations and warranties contained in
Article 4 hereof are then accurate and complete in all material respects (except with respect to any



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representation or warranty which is already qualified by a materiality standard in which case such representation or warranty shall be accurate and complete in all respects) as though made on and as of such date and (B) that there has then occurred no Event of Default or Incipient Default which is continuing; and

                      (ii) such other instruments or documents as the Lender may reasonably request relating to the existence and good standing of the Borrower or to the corporate authorization by the Borrower for execution, delivery and performance of this Agreement or any of the other Loan Documents.

               (c) No Existing Default. No Event of Default or Incipient Default shall exist on the respective Disbursement Date or after giving effect to the transactions contemplated to take place hereunder on such date;

               (d) Representations and Warranties Correct. The representations and warranties set forth in Article 4 hereof shall be true and correct in all material respects (except with respect to any representation or warranty which is already qualified by a materiality standard in which case such representation or warranty shall be true and correct in all respects) on and as of the respective Disbursement Date, and after giving effect to the transactions contemplated to occur on such date;

               (e) Cash Balances. The Lender shall have received a certificate of the Chief Financial Officer of the Borrower in form and substance satisfactory to the Lender stating that as of the close of the second Banking Day prior to the respective Disbursement Date, the aggregate amount of cash and cash equivalents of the Borrower and its subsidiaries on a consolidated basis does not exceed $10,000,000; and

               (f) Other Documents. The Lender shall have received any other document, instrument, undertaking or certificate stated in any of the Loan Documents to be delivered on the Disbursement Date or as the Lender may reasonably request.

        3.3    Conditions for the Benefit of the Lender.

     The conditions set forth in this Article 3 are for the exclusive benefit of the Lender and may be waived, for purposes of this Agreement, only by a written waiver declaration signed by the Lender.

        3.4    Failure of Conditions.

     Lender's obligations hereunder shall terminate, and the Lender shall have no further obligation to disburse the Loan, if the first Disbursement Date shall not have occurred by December 31, 2000.



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

                                    ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

     In order to induce Lender to enter into or become party to this Agreement and to make the Loan, the Borrower makes the following representations and warranties to the Lender:

        4.1    Due Organization.

     The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Borrower is duly licensed or qualified to conduct business and in good standing in each jurisdiction wherein the character of the property owned or the nature of the business transacted by it makes such licensing or qualifications necessary, except as to jurisdictions where the failure to be so licensed or qualified would not have a Material Adverse Effect.

        4.2    Capitalization.

               (a) The corporate charter or certificate of incorporation and all amendments thereto for the Borrower have been duly filed and are in proper order. All of the outstanding capital stock of the Borrower has been validly issued in compliance with all federal and state securities laws and is fully paid and nonassessable.

               (b) As of the First Disbursement Date and each Disbursement Date the Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

        4.3    Requisite Power.

     The Borrower has all requisite corporate or other legal power and all Governmental Approvals necessary to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted. The Borrower has all requisite power to borrow the sums provided for in this Agreement and to execute, deliver, issue and perform this Agreement and the Note.

        4.4    Authorization.

     All corporate action on the part of the Borrower and its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Note and the other Loan Documents has been duly taken and is in full force and effect.



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        4.5    Officer Authorization.

     Each authorized officer of the Borrower executing this Agreement or any of the other Loan Documents is (as of the date of such execution) duly and properly in office and fully authorized to execute and deliver the same.

        4.6    Binding Nature.

     This Agreement, the Note and each of the other Loan Documents is, or upon the execution and delivery thereof will be, a legal, valid and binding obligation of the Borrower, and in full force and effect and enforceable in accordance with its respective terms, except for the effect of applicable laws regarding bankruptcy or insolvency or similar laws affecting creditors' rights generally and by general principles of equity relating to enforceability.

        4.7    No Conflict.

     Neither the execution nor delivery of this Agreement, the Note or any of the other Loan Documents nor fulfillment of nor compliance with the terms and provisions hereof or thereof will (a) conflict with or result in a breach of any Governmental Requirement, or of any agreement or instrument binding upon the Borrower, where such conflict or breach is reasonably likely to have a Material Adverse Effect, or conflict with or result in a breach of any provision of the corporate charter or by-laws of the Borrower, or (b) result in the creation or imposition of any Lien (other than a Permitted Lien) upon any property of the Borrower pursuant to any such agreement or instrument, except pursuant to or as contemplated by this Agreement or any other Loan Documents. No authorization, consent or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required to be obtained or made by the Borrower, for the due execution, delivery and performance by the Borrower of this Agreement, the Note or any of the other Loan Documents or for the validity or enforceability thereof.

        4.8    No Event of Default.

     No Event of Default or Incipient Default has occurred and is continuing or would result from the execution of this Agreement.

        4.9    Tax Returns and Tax Matters.

     Borrower has filed all federal and state income tax returns which are required to be filed, and has paid all taxes as shown on said returns and on all assessments received by it to the extent that such taxes have become due. There is no proposed, asserted or assessed tax deficiency against the Borrower where any such deficiency or all such deficiencies, considered in the aggregate, could have a Material Adverse Effect.



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        4.10   Compliance with Laws.

     The Borrower is in compliance with all Governmental Requirements applicable to its properties, assets and business, except where the failure to so comply would not in the aggregate have a Material Adverse Effect. There are no proceedings pending or, to its knowledge, threatened, to terminate or modify any Government Approvals, which termination or modification would have a Material Adverse Effect.

        4.11   Full Disclosure.

               (a) None of the representations or warranties made by the Borrower in the Loan Documents as of the date of such representations and warranties contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

               (b) As of their respective dates, each registration statement, report, proxy statement or information statement (as defined in Regulation 14C under the Exchange Act) or other document filed with the SEC of or by the Borrower filed by it since its initial public offering (including, without limitation, the Registration Statement on Form S-1 with respect to its initial offering), in the form (including exhibits and any amendments thereto) filed with the SEC, (collectively, the "the Borrower Reports") (i) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

               (c) Each of the financial statements (including the related notes and schedules) furnished by the Borrower to the Lender pursuant to Section 5.1 hereof and the consolidated balance sheets (including the related notes and schedules) included in or incorporated by reference into the Borrower Reports, including, without limitation, the financial statements of the Borrower and its subsidiaries on a consolidated basis dated as of January 3, 1998 and October 3, 1998, and for the year and nine months, respectively, then ended, fairly presents the consolidated financial position of the Borrower as of its date, and each of the consolidated statements of income, retained earnings and cash flows (including the related notes and schedules) included in or incorporated by reference into the Borrower Reports or the financial statements furnished by the Borrower to the Lender pursuant to Section 5.1 hereof (including the related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of the Borrower for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect and subject to the



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absence of a statement of shareholder equity in the case of the unaudited statements), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. The Borrower has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) except (a) as set forth in the Borrower Reports, (b) liabilities or obligations reflected on, or reserved against in, a balance sheet of the Borrower or in the notes thereto, prepared in accordance with GAAP consistently applied and included in the Borrower Reports, (c) liabilities or obligations incurred in the ordinary course of business which do not have a Material Adverse Effect and (d) arising under executory contracts not currently in default.

        4.12   Title to Assets.

     The Borrower and its subsidiaries have good and marketable title, free and clear of all Liens other than Permitted Liens, to such properties and assets as are reasonably necessary for the conduct of their business, taken as a whole.

        4.13   Environmental Matters.

     Except as disclosed in Schedule 4.13 attached hereto, (a) to the knowledge of the Borrower, the Borrower has complied with and is currently in compliance in all respects with all applicable Environmental Laws; (b) to the knowledge of the Borrower, none of the properties or operations of the Borrower is subject to any judicial or administrative proceeding alleging the violation of any Environmental Law; (c) to the knowledge of the Borrower, none of the properties or operations of the Borrower is the subject of any federal or state investigation concerning any use or release of any Hazardous Substance; (d) neither the Borrower, nor, to the knowledge of the Borrower, any predecessor of the Borrower, has filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a spill or release of a Hazardous Substance into the environment; (e) to the knowledge of the Borrower, the Borrower does not have any contingent liability in connection with any release of any Hazardous Substance into the environment by Borrower, and no release which could require remediation has occurred; (f) none of the Borrower's operations involve the generation, transportation, treatment, storage or disposal of Hazardous Substances (other than in the normal course of and incidental to the ordinary conduct of its business); (g) the Borrower has not disposed of any material amount of any Hazardous Substance in, on or about any premises owned, leased or used by the Borrower and, to the Borrower's knowledge, neither has any lessee, prior owner, or other Person; (h) no surface impoundments or, to the Borrower's knowledge, underground storage tanks are located in, on or about any of the premises owned, leased or used by the Borrower or any of its subsidiaries; and (i) to the knowledge of Borrower, no Lien in favor of any Governmental Authority exists for (i) any liability under environmental Laws, or (ii) damages arising from or costs incurred by such Governmental Authority in response to a



                                       17


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

release of any Hazardous Substance into the environment has been filed or attached to any of the premises owned, leased or used by the Borrower or any of its subsidiaries.

        4.14   Employee Benefits.

     Neither the Borrower nor any other corporation, trade or business which, together with the Borrower, would be treated as a single employer under Sections 414(b), (c), (m) or (o) of the Code (controlled group member) is now or has at any time during the last five years been a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) with respect to any defined benefit pension plan covered by Title IV of ERISA by reason of Section 4021 of ERISA. Neither the Borrower no any controlled group member is now or has at any time during the last five years been obligated to contribute to any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA. Other than continuation coverage required under Section 601 of ERISA the Borrower does not pay or provide for any post-retirement welfare benefits for its retired employees.


                                    ARTICLE 5

                              AFFIRMATIVE COVENANTS

     The Borrower covenants and agrees that so long as any Obligation is outstanding it will comply with and, if applicable, cause any of its subsidiaries to comply with the following provisions:

        5.1    Financial Statements and Notices.

     The Borrower shall furnish to the Lender the following financial statements, information and notices:

               (a) Within forty-five (45) days after the close of the first three quarters of Borrower's fiscal year, for the Borrower and its subsidiaries on a consolidated basis, commencing with the fiscal quarter ending March 31, 1999: (i) a statement of stockholders' equity for such quarter; (ii) a statement of cash flows for such quarter; (iii) an income statement for such quarter; and
(iv) a balance sheet as of the end of such quarter. All such statements shall be prepared on a consolidated and consolidating basis for the Borrower and its subsidiaries, in reasonable detail, subject to year-end audit adjustments and without footnotes, shall include appropriate comparisons to the same period for the prior year, and shall be certified by the Chief Financial Officer of the Borrower to have been prepared in accordance with GAAP consistently applied, subject to year-end audit adjustments;



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               (b) Within ninety (90) days after the close of Borrower's fiscal year, commencing with the fiscal year ending December 31, 1998, (i) a copy of the annual audit report for such year for the Borrower, including for the Borrower and its subsidiaries on a consolidated basis, (ii) a statement of stockholders' equity for such fiscal year; (iii) a statement of cash flows for such fiscal year, (iv) an income statement for such fiscal year, and (v) a balance sheet as of the end of such fiscal year, together with like internal unaudited consolidating financial statements for the Borrower and its subsidiaries. All statements required by this Section 5.1(b) shall include appropriate comparisons to the prior year. Such consolidated financial statements shall be audited by an independent certified public accounting firm and shall include a report of such accounting firm, which report shall be unqualified as to the Borrower's status as a going concern and as to the scope of the audit performed by such accounting firm and shall state that such financial statements fairly present in all material respects the financial position of the Borrower and its subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP, consistently applied;

               (c) Promptly after they are sent, made available or filed, copies of all reports, proxy statements and financial statements that the Borrower sends or makes available to its stockholders and all registration statements and reports that the Borrower may file with the SEC;

               (d) Promptly but in no event later than five (5) Banking Days after the Borrower obtains knowledge of the occurrence of an Event of Default or an Incipient Default, provide the Lender with a statement of an authorized officer of the Borrower setting forth details of such Event of Default or Incipient Default and the action which the Borrower proposes to take with respect thereto;

               (e) Promptly but in no event later than five (5) Banking Days after the Borrower learns thereof, written notice of any actual or threatened claims, litigation, suits, investigations, or proceedings against or affecting the Borrower or any of its subsidiaries, including, without limitation: (i) any claim, litigation, suit, investigation, proceeding or dispute involving a monetary amount, whether or not covered by insurance, in excess of two million dollars ($2,000,000), (ii) any denial, suspension, or revocation of any material Governmental Approval; (iii) any investigation or proceeding before or by any Governmental Authority which is reasonably likely to have a Material Adverse Effect; (iv) any Environmental Claim from any person concerning any alleged violation of any Environmental Law by the Borrower or any of its subsidiaries or any of its or their predecessors which is reasonably likely to either (x) have a Material Adverse Effect or (y) result in a liability to the Borrower or any of its subsidiaries, whether or not insured, in excess of two million dollars ($2,000,000); or (v) the commencement of any investigation by any Government Authority, or the receipt by the Borrower or any of its subsidiaries of



                                       19


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written request by any Government Authority for information, relating to the handling, storage or disposal of any Hazardous Substance, or the release thereof into the environment, by the Borrower or any of its subsidiaries or any of its or their predecessors, or any other Person, which investigation or request is other than routine; and

               (f) Within a reasonable time after a request therefor, such other information as the Lender may reasonably request.

     Each notice pursuant to this Section 5.1 (d), (e) or (f) shall be accompanied by a written statement by an authorized officer of the Borrower setting forth details of the occurrence referred to therein known to such officer and stating what action the Borrower proposes to take with respect thereto.

        5.2    Access.

     Subject to the confidentiality limitations contained in Section 9.8, the Borrower shall permit the Lender, at such reasonable times and intervals as the Lender may designate upon reasonable notice, at its own expense by and through the representatives and agents of the Lender, to inspect, audit and examine its books and records, to make copies thereof, to discuss its affairs, finances and accounts with its officers and independent public accountants, and to visit and inspect its properties.

        5.3    Maintenance of Existence.

     The Borrower shall preserve and maintain its corporate existence and all of its licenses, privileges and franchises and other rights necessary or desirable in the normal course of its businesses.

        5.4    Facilities.

     The Borrower and its subsidiaries shall use commercially reasonable efforts to keep the properties used in their respective businesses in good repair, working order and condition, and from time to time shall use commercially reasonable efforts to make necessary repairs or replacements thereto so that their property shall be maintained adequately for its intended use. The foregoing notwithstanding, the Borrower may dispose of obsolete and unneeded property.

        5.5    Compliance with Laws.

     The Borrower and its subsidiaries shall use commercially reasonable efforts to comply in all respects with all Governmental Requirements, except where the failure to do so could not in the aggregate have a Material Adverse Effect.



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        5.6    Material Agreements.

     The Borrower and its subsidiaries shall use commercially reasonable efforts to comply in all material respects with the terms of each material agreement to which any of them is a party.

        5.7    Insurance.

     The Borrower and its subsidiaries shall maintain in full force and effect insurance of such types and in such amounts as are customarily carried in their respective lines of business, including, but not limited to, fire, public liability, property damage, hazard insurance, products liability and workers' compensation insurance.

        5.8    Taxes and Other Liabilities.

     The Borrower and its subsidiaries shall pay and discharge when due any and all indebtedness, obligations, liabilities and assessments, including, but not limited to, federal and state income and personal and real property taxes, except as may be subject to good faith contest or as to which a bona fide dispute may arise; provided, however, that an adequate reserve therefor is made in accordance with GAAP.

        5.9    Governmental Approvals.

     The Borrower and its subsidiaries shall use commercially reasonable efforts to apply for, diligently pursue, and obtain or cause to be obtained, and shall thereafter maintain in full force and effect all material Governmental Approvals that shall now or hereafter be necessary under any Governmental Requirement (a) for land use, public and employee health and safety, pollution or protection of the environment and (b) for the operation of the business of the Borrower and the subsidiaries, except where the failure to obtain or maintain such Governmental Approval would not have a Material Adverse Effect.


                                    ARTICLE 6

                               NEGATIVE COVENANTS

     The Borrower covenants and agrees that so long as any Obligation is outstanding and the Lender has not failed to make a disbursement of the Loan which Lender was required to make, the Borrower will comply with and, if applicable, cause any of its subsidiaries to comply with, the following provisions:



                                       21


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        6.1 Distributions.

     The Borrower shall not, directly or indirectly, make or declare any dividend (in cash, securities or any other form of property) on, or other payment or distribution on account of, or set aside assets for a sinking or other similar fund for purchase, or redeem, purchase, retire or otherwise acquire, any capital stock of the Borrower or securities convertible into or exercisable for capital stock of the Borrower, or make any other distribution in respect thereof, whether in cash or other property (provided, however, that the Borrower may repurchase shares of its capital stock at cost from officers, directors, employees and consultants following termination of their services pursuant to option plans approved by the Borrower's shareholders and may accept shares as payment in connection with option exercises). The Borrower shall not permit any subsidiary of the Borrower to make or declare any dividend (in cash, securities or any other form of property) on, or other payment or distribution on account of, or set aside assets for a sinking or other similar fund for purchase, or redeem, purchase, retire or otherwise acquire, any capital stock of the Borrower or any subsidiary of the Borrower or securities convertible into or exercisable for capital stock of the Borrower or any subsidiary of the Borrower, except that a wholly owned subsidiary of the Borrower may declare and pay cash dividends or otherwise distribute capital to the Borrower.

        6.2    Change of Business.

     The Borrower shall not engage in any business other than the Business.

        6.3    Liens and Encumbrances.

     The Borrower shall not, and shall not allow any of its subsidiaries to, create, incur, assume, or permit to exist any Lien of any kind upon any of the property or assets of the Borrower or such subsidiary now owned or hereafter acquired, other than Permitted Encumbrances.

        6.4    Indebtedness.

     Neither the Borrower nor any of its subsidiaries shall incur, create, assume or permit to exist any Indebtedness except: (a) the Obligations; (b) trade Indebtedness incurred in the ordinary course of business; (c) taxes, assessments and governmental charges or levies which are not delinquent or which are being contested in good faith and for which adequate reserves have been set aside on the books of the Borrower or the affected subsidiary; and (d) current liabilities incurred in connection with the obtaining of goods or services in the ordinary course of business.



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        6.5    Sale-Leasebacks.

     Neither the Borrower nor any of its subsidiaries shall enter into or become liable in connection with any sale-leaseback transaction, except for a sale-leaseback in connection with which the property subject thereto is subject to a Permitted Encumbrance.

        6.6    Transactions With Affiliates.

     Except on terms no less favorable to the Borrower than would be obtainable if no such relationship existed, Borrower shall not purchase, acquire or lease any property from, or sell, transfer or lease any property to, or loan or advance money to, or otherwise deal with any affiliate or subsidiary (except for loans to Thoratec Europe Limited in amounts necessary to fund working capital consistent with past practices).

        6.7    Investments.

     Neither the Borrower nor any of its subsidiaries shall make or permit to remain outstanding any Investment, except (a) Investments by the Borrower in its subsidiaries; (b) Investments made in accordance with Borrower's standard investment policies attached hereto as Exhibit 6.7; (c) Investments received in the settlement of any debt owing to the Borrower or any of its subsidiaries, where such debt was incurred in the ordinary course of business; (d) other Investments not to exceed three million dollars ($3,000,000) in the aggregate at any time outstanding; and (e) other Investments in connection with a bona fide acquisition, joint venture or other business relationship; provided such Investment is in furtherance of the Business and does not result in the issuance of securities representing twenty percent (20%) or more of the Fully Diluted Common Equity outstanding immediately prior to such sale or other issuance.


                                    ARTICLE 7

                                EVENTS OF DEFAULT

        7.1 Events of Default.

        Each of the following shall constitute an Event of Default under this
Agreement:

               (a) Principal Payments. The Borrower shall fail to pay when due (whether due when scheduled or as a result of a mandatory prepayment) any payment of principal or Prepayment Fee in respect of the Loan;

               (b) Interest and Other Payments. The Borrower shall fail to pay when due any payment of interest or other sum payable hereunder or under any of the other



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Loan Documents and continuance of such default for fifteen (15) Banking Days after notice thereof to the Borrower from the Lender;

               (c) Other Covenants and Loan Agreements. The Borrower shall default in the performance of any of its respective agreements set forth in any provision herein or in any of the other Loan Documents (and not constituting an Event of Default under any of the other clauses of this Section 7.1) and such default shall continue for thirty (30) days after notice thereof to the Borrower from the Lender;

               (d) Representations and Warranties. Any representation or warranty contained in Section 4 hereof or certification pursuant to Section 3.1(b)(i), Section 3.2(b)(i) or 5.1 made by the Borrower or any officer of the Borrower, shall be untrue in any material respect, in any case on any date as of which the facts set forth are stated or certified;

               (e) Judgments. Any final judgment, order or decree shall be rendered against the Borrower or any subsidiary of the Borrower in an amount equal to or greater than four million dollars ($4,000,000), and either (i) enforcement proceedings shall have been commenced by any Person upon such judgment or order or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect, unless such judgment, order or decree shall, within such 30-day period, be vacated or discharged (other than by satisfaction thereof);

               (f) Cross-Default. The Borrower or any subsidiary of the Borrower shall (i) fail to pay when due, by stated maturity, acceleration or otherwise, any Indebtedness for borrowed money of, or any guaranty of Indebtedness for borrowed money by, the Borrower or any subsidiary of the Borrower (not arising hereunder or under any of the other Loan Documents) outstanding in aggregate principal amount greater than two million dollars ($2,000,000), and such failure continues after the applicable grace period, if any, specified in the document relating thereto, or (ii) fail to perform or observe (subject to any applicable grace period) any agreement, covenant or condition with respect to any such Indebtedness or guaranty if the effect of such failure is to accelerate the maturity of any such Indebtedness or to permit the holder or holders of any such Indebtedness or guaranty, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity or to call upon such guaranty in advance of nonpayment of the guaranteed Indebtedness;

               (g) Insolvency. An Insolvency Proceeding (whether voluntary or involuntary) shall be commended against the Borrower or any subsidiary of the Borrower; or the Borrower or any subsidiary of the Borrower shall file a petition initiating or shall otherwise institute any similar Insolvency Proceeding under any other applicable federal or



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state law, or shall consent thereto; or the Borrower or any subsidiary of the
Borrower shall apply for, or by consent or acquiescence there shall be an appointment of, a receiver, liquidator, sequestrator, trustee or other officer with similar powers, or the Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors; or the Borrower or any subsidiary of the Borrower shall admit in writing its inability to pay its debts generally as they become due; or, if an involuntary case shall be commenced seeking the liquidation or reorganization of the Borrower or any subsidiary of the Borrower under Chapter 7 or Chapter 11, respectively, of the United States Bankruptcy Code, or any similar proceeding shall be commenced against the Borrower or any subsidiary of the Borrower under any other applicable federal or state law, and (i) the petition commencing the involuntary case is not timely controverted; or (ii) the petition commencing the involuntary case is not dismissed within forty-five (45) days of its filing; or (iii) an interim trustee is appointed to take possession of all or a portion of the property and/or to operate all or any part of the business of the debtor; or (iv) an order for relief shall have been issued or entered therein; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers over the debtor, or of all or any part of the property of any of the foregoing, shall have been entered; or any other similar relief shall be granted against the Borrower or any subsidiary of the Borrower, under any applicable federal or state law; or

               (h) Invalidity of Loan Documents. Any of the Loan Documents shall cease for any reason to be in full force and effect and the Lender shall be substantially deprived of any of its rights under the Loan Documents or any party thereto (other than Lender) shall purport to disavow its obligations thereunder, shall declare that it does not have any further obligation thereunder or shall contest the validity or enforceability thereof.

        7.2    Acceleration.

     If any Event of Default described in Section 7.1(g) hereof shall occur, the Note and all other Obligations shall become immediately due and payable, all without notice of any kind, and the Lender shall have no further obligation to make any disbursement of the Loan which has not then been made. Notwithstanding any other provision in this Agreement, if any other Event of Default shall occur, the Lender shall have no further obligation to make any disbursement of the Loan which has not then been made and may declare, at any time after the occurrence of an Event of Default, the Note and all other Obligations to be due and payable, whereupon the Note and all other Obligations shall immediately become due and payable, all as so declared by the Lender and without presentment, demand, protest or other notice of any kind. Any such declaration made pursuant to this Section 7.2 may be rescinded by the Lender.



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                                    ARTICLE 8

                  REPRESENTATIONS AND WARRANTIES OF THE LENDER

     The Lender makes the following representations and warranties to the
Borrower:

        8.1    Due Organization.

     The Lender is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana.

        8.2    Requisite Power.

     The Lender has all requisite corporate or other legal power and all governmental licenses, permits, authorizations, consents and approvals necessary to enter into and perform its obligations under this Agreement.

        8.3    Authorization.

     All corporate action on the part of the Lender and its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the other Loan Documents has been duly taken and is in full force and effect.

        8.4    Officer Authorization.

     Each authorized officer of the Lender executing this Agreement or any of the other Loan Documents is (as of the date of such execution) duly and properly in office and fully authorized to execute and deliver the same.

        8.5    Binding Nature.

     This Agreement is a legal, valid and binding obligation of the Lender, and in full force and effect and enforceable in accordance with its terms, except for the effect of applicable laws regarding bankruptcy or insolvency or similar laws affecting creditors' rights generally and by general principles of equity relating to enforceability.

        8.6    No Conflict.

     Neither the execution nor delivery of this Agreement or any of the other Loan Documents nor fulfillment of nor compliance with the terms and provisions hereof or thereof will (a) conflict with or result in a breach of any Governmental Requirement, or of any agreement or instrument binding upon the Lender, or conflict with or result in a breach of any provision of the articles of incorporation or by-laws of the Lender. No authorization,



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consent or approval or other action by, and no notice to or filing with, any
Governmental Authority or any other Person is required to be obtained or made by the Lender, for the due execution, delivery and performance by the Lender of this Agreement or any of the other Loan Documents or for the validity or enforceability thereof.


                                    ARTICLE 9

                                  MISCELLANEOUS

        9.1 Successors and Assigns and Sale of Interests.

     The terms and provisions of this Agreement shall be binding upon, and, subject to the provisions of this Section 9.1, the benefits thereof shall inure to, the parties hereto and their respective successors and assigns; provided, however, that the Borrower shall not assign this Agreement or any of its rights, duties or obligations hereunder without the prior written consent of the Lender, and the Lender shall not delegate its obligations or duties hereunder without the prior written consent of the Borrower.

        9.2    No Implied Waiver.

     No delay or omission to exercise any right, power or remedy accruing to the Lender upon any breach or default of the Borrower under this Agreement or under any of the other Loan Documents shall impair any such right, power or remedy of the Lender, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default occurring thereafter, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring theretofore or thereafter.

        9.3    Amendments and Waivers.

     No amendment or waiver of any provision of this Agreement or any other Loan Document and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Lender, and then any such waiver shall be effective only in the specific instance and for the specific purpose for which given.

        9.4    Remedies Cumulative.

     All rights and remedies, either under this Agreement, by law or otherwise afforded to the Lender shall be cumulative and not exclusive, and any single or partial exercise of any power or right hereunder or thereunder does not preclude other or further exercise thereof,



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or the exercise of any other power or right. In no event shall either party hereto be liable for consequential damages for breach hereof, even if foreseeable.

        9.5    Severability.

     Any provision of this Agreement, the Note or any of the other Loan Documents which is prohibited or unenforceable in any jurisdiction, shall be, only as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability, but all the remaining provisions of this Agreement, the Note and the other Loan Documents shall remain valid.

        9.6    Costs, Expenses and Attorneys' Fees.

     Each party shall pay all of its fees and expenses associated with the negotiation, preparation, execution and closing of this Agreement and each disbursement of the Loan, including, but not limited to, attorneys' fees and expenses. The Borrower shall pay all costs and expenses, including, but not limited to, reasonable attorneys' fees and expenses (including the allocated cost of in-house counsel), expended or incurred by the Lender in collecting any sum which becomes due under the Note or under this Agreement, any of the other Loan Documents, or in the protection, perfection, preservation and enforcement of any and all rights of the Lender in connection with the Loan Documents including, without limitation, the fees and costs incurred in any out-of-court work-out or a bankruptcy or reorganization proceeding. This obligation on the part of the Borrower shall survive the expiration or termination of this Agreement, without occurrence of the Closing Date and shall survive repayment of the Loan in full.

        9.7    General Indemnification.

     The Borrower shall indemnify and hold the Lender and each of its directors, officers, employees, affiliates, attorneys and agents (collectively referred to herein as the "Lender Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation, any expenses (including attorneys' fees and the allocated cost of in-house counsel) incurred by any such Lender Indemnitee in connection with any investigation in connection with any such matter, whether or not any such Lender Indemnitee shall be designated a party thereto) which may be imposed on, incurred by or asserted against such Lender Indemnities by any Person other than the Lender with which such Lender Indemnitee is affiliated (whether direct, indirect or consequential and whether based on any federal or state laws or other statutory regulations, including, without limitation, securities, environmental and commercial laws and regulations, under common law or at equitable cause, or on contract or otherwise) in any manner relating to or arising out of this Agreement and any other Loan Documents, or any



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act, event or transaction related or attendant thereto; the making of the Loan hereunder, the management of the Loan (including any liability under federal, state or local environmental laws or regulations), and the use or intended use of the proceeds of the Loan (collectively, the "Indemnified Matters"); provided, however, that the Borrower shall have no obligation to any Lender Indemnitee under this Section 9.7 with respect to Indemnified Matters to the extent such Indemnified Matters were caused by or resulted from the gross negligence or willful misconduct of a Lender Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute to the payment and satisfaction of all Indemnified Matters incurred by the Lender Indemnities the maximum portion which the Borrower is permitted to pay and satisfy under applicable law. This indemnification shall survive repayment by the Borrower of the Loan made under this Agreement, and the termination of this Agreement without occurrence of the Closing Date.

        9.8    Confidentiality.

     Each party agrees that all information furnished by one party to the other pursuant to this Agreement will be held under the that party's obligations pursuant to the Confidentiality Agreement; provided, however, that each party may disclose such information to the extent necessary to enforce the terms and conditions of this Agreement. The parties also agree that the term of the Confidentiality Agreement will be extended through the term of this Agreement.

        9.9    Notices.

     Any notice which the Borrower or the Lender may be required or may desire to give to the other party under any provision of this Agreement shall be in writing by electronic facsimile transmission and shall be deemed to have been given or made when transmitted to the Lender or the Borrower as follows:

        To the Borrower:     Thoratec Laboratories Corporation
                             6035 Stoneridge Drive
                             Pleasanton, CA  94588
                             Attention:     Chief Financial Officer
                             Facsimile:     (925) 847-8625

        with a copy to:      Heller Ehrman White & McAuliffe
                             2500 Sand Hill Road
                             Menlo Park, California 94025-7063
                             Attention: August Moretti, Esq.
                             Facsimile: (650) 234-4299



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        To the Lender:       Guidant Corporation
                             111 Monument Circle, 29th Floor
                             Indianapolis, IN  46204-5129
                             Attention:     Treasurer
                             Facsimile:     (317) 971-2050

        with a copy to:      Guidant Corporation
                             1360 O'Brien Drive
                             Menlo Park, CA 94025
                             Attention:     General Counsel
                             Facsimile:     (650) 470-6320

Any party may change the address to which all notices, requests and other communications are to be sent to it by giving written notice of such address change to the other parties in conformity with this paragraph, but such change shall not be effective until notice of such change has been received by the other parties.

        9.10   Entire Agreement.

     This Agreement, together with the exhibits to this Agreement, all of the other Loan Documents and the Confidentiality Agreement, is intended by the Borrower and the Lender as a final expression of their agreement and, together with all of the other Loan Documents and the Confidentiality Agreement, is intended as a complete statement of the terms and conditions of their agreement. This Agreement, the other Loan Documents and the Confidentiality Agreement contain all of the agreements and understandings between the Borrower and the Lender concerning the Loan and the other transactions contemplated hereby.

        9.11   Governing Law and Consent to Jurisdiction.

     The validity, construction and effect of this Agreement, the Note and all of the other Loan Documents shall be governed by the laws of the State of California, without regard to its laws regarding choice of applicable law. All judicial proceedings brought against the Borrower with respect to this Agreement, the Note or any of the other Loan Documents may be brought in any state or federal court of competent jurisdiction in the State of California, and the Borrower accepts for itself and its assets and properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts. The Borrower waives, to the fullest extent permitted by applicable law, any objection (including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens) which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall limit the right of Lender to bring



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proceedings against the Borrower in the court of any other jurisdiction. TO THE
FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER WAIVES COMPLETELY ANY RIGHT WHICH IT MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

        9.12   Publicity.

     Neither party may disclose the existence or content of this Agreement without the prior written consent of the other party, unless such disclosure is in the judgment of the disclosing party reasonably necessary to comply with applicable law or the rules of any stock exchange. Each party shall have the opportunity to review and approve any press releases with respect to this Agreement and/or the transaction contemplated hereunder prior to disclosure. A copy of the initial press release to be issued by the Borrower in connection with the execution of the Agreement, which such release has been approved by the Lender, is attached hereto as Exhibit 9.12. In the case of any disclosure required by law or the rules of any stock exchange, the parties shall consult with each other for the purpose of limiting disclosure to such matters as are required by law or the rules of any stock exchange.

        9.13   Counterparts.

     This Agreement may be executed in any number of counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

        9.14   Headings.

     Captions, headings and the table of contents in this Agreement are for convenience only, and are not to be deemed part of this Agreement.



                            [Signature Page Follows]



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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement by its duly authorized officers as of the date and year first above written.


                                        THORATEC LABORATORIES CORPORATION



                                        By: /s/ D. KEITH GROSSMAN
                                            ------------------------------------
                                             D. Keith Grossman
                                             President & Chief Executive Officer



                                        GUIDANT CORPORATION


                                        By: /s/ RONALD W. DOLLENS
                                            ------------------------------------
                                             Ronald W. Dollens
                                             President & Chief Executive Officer



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

                                                                  EXHIBIT 2.1(b)



                                  Form of Note

                                 PROMISSORY NOTE

$10,000,000                                               Menlo Park, California
                                                               ___________, 199_

        On or before December 31, 2003, the undersigned, for value received, promises to pay to the order of Guidant Corporation ("Payee"), at 111 Monument Circle, 29th Floor, Indianapolis, Indiana 46204-5129, the principal sum of ten million dollars ($10,000,000) plus interest added to such principal sum or, if less, the aggregate unpaid principal amount of all disbursements of the Loan made by the Payee to the undersigned pursuant to the Credit Agreement (as hereinafter defined) plus interest added to such principal amount, and, if applicable, any Prepayment Fee, as shown in the records of the Payee. Prior to the Cash Interest Payment Date, interest accrued hereunder shall be added to the outstanding principal amount hereof as of the last day of each calendar quarter.

        The unpaid principal amount hereof from time to time outstanding shall bear interest from the First Disbursement Date at a rate per annum initially equal to [***]. Unless the undersigned gives Payee notice to cause the occurrence of the Cash Interest Payment Date (in which event interest hereunder shall be fixed at the rate of interest in effect on the Cash Interest Payment
Date), such rate of interest shall increase by [***] basis points) on the first day of the first calendar quarter following the First Disbursement Date and thereafter on the first day of each calendar quarter; provided, however, that (except upon the occurrence and during the continuation of an Incipient Default or an Event of Default) the rate of interest hereunder shall not exceed [***] per annum. Upon the occurrence and during the continuation of an Incipient Default or an Event of Default, the outstanding principal amount of the Loan shall, to the extent permitted by applicable law, bear interest at a rate equal to the applicable rate provided above plus [***] per annum. Interest on the Loan shall be payable in arrears on the last Banking Day of each calendar quarter, commencing with the Cash Interest Payment Date and ending on the Maturity Date.

        Payments of both principal and interest shall be made in immediately available funds in lawful money of the United States of America.

        This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, that certain Credit Agreement dated as of January __, 1999 (as from time to time amended, modified or supplemented) between the undersigned and the Payee (said Credit Agreement, as so amended, modified or supplemented being herein referred to as the "Credit Agreement"), to which Credit Agreement reference is hereby made for a statement



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of said terms and provisions, including those under which this Note may be paid prior to its due date or under which its due date may be accelerated. Capitalized terms used in this Note and not otherwise defined shall have the meaning set forth in the Credit Agreement.

        This Note is made under and governed by the internal laws of the State of California.

                                        THORATEC LABORATORIES CORPORATION



                                        By:  ___________________________________
                                             Name:
                                             Title:

Address:
Thoratec Laboratories Corporation
6035 Stoneridge Drive
Pleasanton, CA  94588



                                       4